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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 22, 2003, except as to the stock split described in Note 1, which is as of November 24, 2003, relating to the consolidated financial statements of Open Solutions Inc., which report appears in the Registration Statement on Form S-1 of Open Solutions Inc., dated August 28, 2003, as amended (File No. 333-108293).

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
February 6, 2004